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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Federated Department Stores, Inc.:

    We consent to the incorporation by reference in the registration statement on Form S-3 of Federated Department Stores, Inc. of our report dated March 4, 1997 relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of February 1, 1997 and February 3, 1996 and the related consolidated statements of income and cash flows for the fifty-two week period ended February 1, 1997, the fifty-three week period ended February 3, 1996 and the fifty-two week period ended January 28, 1995, which report appears in the February 1, 1997 annual report on Form 10-K of Federated Department Stores, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

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
                                             /s/ KPMG PEAT MARWICK LLP
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Cincinnati, Ohio

August 22, 1997